Exhibit 4.3

Execution Version

FIFTH SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 1, 2015

to

INDENTURE

dated as of August 20, 2012

among

TRONOX FINANCE LLC,

as Issuer

THE GUARANTORS NAMED THEREIN

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 1, 2015, is by and among Tronox Alkali Corporation, a Delaware corporation, Tronox Specialty Alkali Corporation, a Delaware corporation, and Tronox Alkali Wyoming Corporation, a Delaware corporation (collectively, the “New Guarantors”), Tronox Finance LLC, a Delaware limited liability company (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of August 20, 2012 (as amended by the First Supplemental Indenture, dated as of August 29, 2012, the Second Supplemental Indenture, dated as of May 7, 2013, the Third Supplemental Indenture, dated as of August 2, 2013, and the Fourth Supplemental Indenture, dated as of August 19, 2013, the “Indenture”) providing for the issuance of 6.375% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture to the Indenture, dated as of August 29, 2012, a Second Supplemental Indenture to the Indenture, dated as of May 7, 2013, a Third Supplemental Indenture to the Indenture, dated as of August 2, 2013, and a Fourth Supplemental Indenture to the Indenture, dated as of August 19, 2013;

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, without the consent of Holders;

WHEREAS, pursuant to Section 4.16 of the Indenture, each Restricted Subsidiary that guarantees Indebtedness under Credit Facilities is required to execute and deliver to the Trustee a supplemental indenture and other agreements making such Subsidiary a party to the Indenture; and

WHEREAS, the New Guarantors are Restricted Subsidiaries and have guaranteed Indebtedness under Credit Facilities;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.  CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  AGREEMENT TO BE BOUND. Each of the New Guarantors hereby becomes party to the Indenture as Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, including with respect to this Note Guarantee. The New Guarantors hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof. Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.  NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, partner or member of the Issuer, any New Guarantor or any Guarantor, as such, will have any liability for any obligations of the Issuer, the New Guarantors or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.  NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.  COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.  EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.  THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors, the Guarantors and the Issuer.

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRONOX FINANCE LLC

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	President and Secretary

U.S. GUARANTORS:

Tronox Incorporated
Tronox LLC
Tronox Pigments LLC

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Vice President and Secretary

Tronox US Holdings Inc.

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	President and Assistant Secretary

TRONOX Alkali Corporation
TRONOX Specialty Alkali Corporation
TRONOX ALKALI Wyoming Corporation

By:	/s/ Katherine C. Harper
Name:	Katherine C. Harper
Title:	Senior Vice President

SIGNED, SEALED AND DELIVERED
by
Richard L. Muglia

as attorney for

Tronox Limited

Tific Pty. Ltd.

TiO2 Corporation Pty Ltd

Tronox Australia Holdings Pty Limited

Tronox Australia Pigments Holdings Pty Limited

Tronox Australia Pty Ltd

Tronox Global Holdings Pty Limited

Tronox Holdings (Australia) Pty Ltd

Tronox Management Pty Ltd

Tronox Mineral Sales Pty Ltd

Tronox Pigments Australia Holdings Pty Limited

Tronox Pigments Australia Pty Limited

Tronox Sands Holdings Pty Limited

Tronox Western Australia Pty Ltd

Tronox Worldwide Pty Limited

Yalgoo Minerals Pty. Ltd.

under power of attorney dated

in the presence of:

) ) ) ) ) ) ) ) ) ) ) )	AUSTRALIAN GUARANTORS:

/s/ Steven A. Kaye
Signature of witness	/s/ Richard L. Muglia
By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
Steven A. Kaye
Name of witness (block letters)

U.K. GUARANTOR:

TRONOX INTERNATIONAL FINANCE LLP

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Authorized Representative

BAHAMAS GUARANTOR:

TRONOX PIGMENTS LTD.

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Vice President and Secretary

NETHERLANDS GUARANTORS:

TRONOX HOLDINGS EUROPE C.V.

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Attorney

TRONOX HOLDINGS COÖPERATIEF U.A.

By:	/s/ Richard L. Muglia
Name:	Richard L. Muglia
Title:	Attorney

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President